Exhibit 99.3

Innovus Advisors

Financial Advisors

The Board of Directors

FORM Holdings Corp.

780 Third Avenue, 12th Floor

New York, NY 10017

Dear Members of the Board:

We hereby consent to the inclusion of our valuation opinion as Annex G to, and to the reference thereto under the captions “SUMMARY — Preferred Stock Valuation by Innovus Advisors” and “THE MERGER — Preferred Stock Valuation by Innovus Advisors” in, the proxy statement/prospectus of Form Holdings Corp. (“ FORM”) relating to the proposed merger transaction involving FORM and XpresSpa Holdings, LLC (the “Proxy Statement/Prospectus”), which Proxy Statement/Prospectus is a part of the Registration Statement on Form S-4 of FORM. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

INNOVUS ADVISORS, LLC

Los Angeles, California

September 9, 2016